UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 4, 2008

(Date of earliest event reported)

SECURE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27074

Delaware	52-1637226
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

55 Almaden Boulevard

San Jose, California 95113

(Address of principal executive offices, including zip code)

(408) 494-2020

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 4, 2008, Secure Computing Corporation (the “Company”) completed the sale of its identity and access management (“IAM”) product line and certain other assets, leases and contracts relating to the IAM product line (collectively, the “IAM Assets”) to Aladdin Knowledge Systems Ltd. (“Aladdin”) pursuant to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between the Company and Aladdin dated as of July 29, 2008. The purchase price for the IAM Assets was $63,020,163, after inventory-related adjustments and the payment by Aladdin of certain transaction costs of the Company (the “Purchase Price”). Of the Purchase Price, $8,562,363 was deposited with an escrow agent to be available to satisfy amounts owed by the Company to Aladdin under the Asset Purchase Agreement in accordance with the terms of an escrow agreement. Prior to the completion of the sale, no known material relationship existed between the Company and Aladdin, or between Aladdin and any of the Company’s affiliates, directors or officers, or any associate of such directors or officers.

A copy of the Asset Purchase Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2008 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The pro forma financial information with respect to the transaction described in Item 2.01 is filed as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits.

2.1	Asset Purchase Agreement by and between Secure Computing Corporation and Aladdin Knowledge Systems Ltd., dated as of July 29, 2008 (incorporated by reference to Exhibit 2.1 to Secure Computing Corporation’s Current Report on Form 8-K filed on July 31, 2008).

99.1	Unaudited Pro Forma Financial Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE COMPUTING CORPORATION

By:	/s/ Timothy J. Steinkopf
Timothy J. Steinkopf
Senior Vice President of Operations and Chief Financial Officer (Duly authorized officer and Principal Financial Officer)

Date: September 10, 2008

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement by and between Secure Computing Corporation and Aladdin Knowledge Systems Ltd., dated as of July 29, 2008 (incorporated by reference to Exhibit 2.1 to Secure Computing Corporation’s Current Report on Form 8-K filed on July 31, 2008).

99.1	Unaudited Pro Forma Financial Statements.